SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

KALEX CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52177	13-3305161
(Commission File Number)	(I.R.S. Employer Identification No.)

330 E 33rd Street Suite 15M New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

212-686-7171
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, the Board of Directors of Kalex Corp. (the “Company”), which Board of Directors consists solely of Arnold F. Sock, acting by written consent in lieu of a meeting, appointed Arnold F. Sock to serve as the Company’s Corporate Secretary.

Prior to being appointed the Company Corporate Secretary, Arnold F. Sock was appointed President and a Director of the Company in July 2010. He has served as President, Chief Executive Officer, Chief Financial Officer, Corporate Secretary, and/or a director of numerous private companies since 1981, and six public companies since 1998, including 1st Global Financial Corporation from 2004 to 2007, Single Source Financial Services Corporation from 2000 to 2004, and Internet Business’s International, Inc. from 1998 to 1999. He is an Adjunct Associate Professor at Webster University. He received his Bachelor of Science in Accounting and his Associates in Science in Management from Roger Williams University, his Juris Doctor from The University of West Los Angeles School of Law, and his Master of Laws in Taxation from Golden Gate University Law School. He has been a member of the State Bar of California since 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

KALEX CORP.

Date: March 15, 2013	By:	/s/ Arnold F. Sock
Name: Arnold F. Sock
Title: President